Exhibit 10.7(b)

Execution Version

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH THREE ASTERISKS (“***”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO MASTER CONTRACT FOR THE SALE OF POWER
GENERATION EQUIPMENT AND RELATED SERVICES

                THIS FIRST AMENDMENT TO MASTER CONTRACT FOR THE SALE OF POWER GENERATION EQUIPMENT AND RELATED SERVICES (this “Amendment”), dated as of August 24, 2006, by and between NOBLE ENVIRONMENTAL POWER 2006 HOLD CO, LLC, a Delaware limited liability company (the “Buyer”), and GENERAL ELECTRIC COMPANY, a New York company (the “Seller”) (the Buyer and the Seller referred to collectively as the “Parties”, and each, individually, as a “Party”).

RECITALS

A.            As of February 15, 2006, the Parties entered into that certain Master Contract for the Sale of Power Generation Equipment and Related Services (the “Contract”) pursuant to which the Seller will sell, and the Buyer will purchase, wind turbines, ancillary equipment and certain related services; and

B.            As of March 1, 2006, Exergy Development Group (“Exergy”) and the Seller (as successor to GE Wind Energy, LLC) entered into that certain Turbine Purchase Order No. 9 (the “Exergy TPO”); and

C.            As of March 1, 2006, Exergy, the Seller, and the Buyer entered into that certain Assignment and Agreement (the “Assignment”) pursuant to which Exergy has assigned its rights and obligations under the Exergy TPO to the Buyer with the express consent and agreement of the Seller; and

D.            The Parties desire to amend certain terms and provisions of the Contract and the Exergy TPO as provided in this Amendment.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth in the Contract and this Amendment, the Parties hereto agree as follows:

1.             The last sentence of Section 2.2 of the Contract is hereby deleted in its entirety and replaced with the following:

                “Concurrently with the execution of this Contract and from time to time thereafter, the Buyer shall issue and submit to the Seller a Purchase Order for each Project substantially in the form of Exhibit A (each, a “Purchase Order” or “PO”).”

2.             The last sentence of Section 3 of the Contract is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, the Buyer shall purchase a minimum aggregate of two hundred forty four (244) Units from the Seller.”

3.             The first sentence of Section 5.2 of the Contract is hereby deleted in its entirety and replaced with the following:

“Transportation by the Seller.  If the Purchase Order states that the Seller is to transport the Equipment described in the Purchase Order, notwithstanding the allocation of responsibility for loading in the definition of “Ship” in Schedule 1, the Seller shall load (at no additional charge) and transport that Equipment to the Site as promptly as reasonably possible and shall charge the Buyer a fee for the transportation of that Equipment (the “Transportation Charge”).”

4.             Section 5.3 of the Contract is hereby deleted in its entirety and replaced with the following:

“Transportation by the Buyer or Third Party.  If the Purchase Order states that the Buyer or a third party is to transport the Equipment described in the Purchase Order, the Seller shall then have no obligation to transport the Equipment described in the Purchase Order and shall not charge the Buyer a Transportation Charge for such Equipment: provided, however, that, notwithstanding the allocation of responsibility for loading in the definition of “Ship” in Schedule 1, the Seller shall load (at no additional charge) the Equipment on any collecting transport provided by the Buyer or such third party if such Equipment is being shipped from the Seller’s warehouse or manufacturing facility.”

5.             The Exergy TPO is hereby amended by replacing it in its entirety by Purchase Order No.   6 (“PO No. 6”), attached hereto as Attachment A.

6.             For the avoidance of doubt, for the purposes of PO No. 6 only:

a.               Attachment 1 of the Contract is hereby amended as follows:

1.               The following paragraph is hereby added beneath the last paragraph before the parenthetical in the subsection of Attachment 1 entitled “Projects”:

“Ellenburg Project is the approximately 81 MW wind generation facility to be located in the State of New York, near the town of Ellenburg.”

2.               The table in Schedule 2.2 of PO No. 6 titled “Delivery Dates” is hereby incorporated into the table titled “2006 Shipment Schedule”.

3.               The text beneath the heading and including the heading Designated Delivery Location(s) listed in Schedule 2.2 of PO No. 6, including the final paragraph of Schedule 2.2, is hereby added at the end of Attachment 1.

b.              Section 17.1 of the Contract is hereby amended as follows:

1.     The first sentence of Section 17.1 of the Contract is hereby deleted in its entirety and replaced by the following:

“Shipment. If any of the Major Components associated with any Unit is not Shipped on or before (with the prior approval of the Buyer) *** days after the Scheduled Major Component Shipment Date set forth in Attachment 1, as amended, for reasons attributable to the Seller and not excused elsewhere in this Contract, the Seller shall pay as liquidated damages, and not as a penalty, a sum calculated in accordance with the table below for each Unit for each day of delay after *** days after the Scheduled Major Component Shipment Date as set forth in Attachment 1, as amended, until actual Shipment of the last Major Component for such Unit:”

2.     The heading in the left column of the table following the above paragraph amended above shall be deleted in its entirety and replaced by the following:

***

3.     The amount set forth in the right column of the table following the paragraph amended above in Section 6(b)(1) of this Amendment shall be deleted in its entirety and replaced with the following:

“$*** per Unit.”

c.               Attachment 2 to the Contract is hereby deleted in its entirety and replaced by Schedule 2.1 of PO No. 6.

d.              Attachment 3 to the Contract is hereby amended by deleting the chart titled “Payment Schedule” and the first paragraph immediately following the chart and replacing it with Schedule 2.4 of PO No. 6.

e.               Attachment 4 to the Contract is hereby amended by:

1.               Inserting “Ellenburg: 12/31/06 on the line beneath the line containing “Clinton: 12/31/06” in the third column of the last row.

f.                 Attachment 7 to the Contract is hereby deleted in its entirety and replaced by Schedule 2.5 of PO No. 6.

7.             Except as expressly amended hereby, all of the terms and conditions of the Contract shall remain unchanged and shall continue to remain in full force and effect in accordance with their respective terms.

8.             This Amendment may be executed via facsimile in any number of counterparts and by the Parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

9.             THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THERETO (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

NOBLE ENVIRONMENTAL POWER 2006
HOLD CO, LLC

By:	/s/ Anne Edgley
Name:	Anne Edgley
Title:	Vice President

GENERAL ELECTRIC COMPANY

By:	/s/ Richard Schubert
Name:	Richard Schubert
Title:	Commercial Director